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                                                                      EXHIBIT 32

                                MASCO CORPORATION
              CERTIFICATION REQUIRED BY RULE 13a-14(b) OR 15d-14(b)
                   OF THE SECURITIES EXCHANGE ACT OF 1934 AND
                  SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE
                               UNITED STATES CODE

      The certification set forth below is being submitted in connection with the Masco Corporation Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

      Richard A. Manoogian, the Chief Executive Officer, and Timothy Wadhams, the Senior Vice President and Chief Financial Officer, of Masco Corporation, each certifies that, to the best of his knowledge:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Masco Corporation.

      Date: May 10, 2005               /s/ Richard A. Manoogian
                                       -----------------------------------------
                                       Name:  Richard A. Manoogian
                                       Title: Chief Executive Officer

      Date: May 10, 2005               /s/ Timothy Wadhams
                                       -----------------------------------------
                                       Name:  Timothy Wadhams
                                       Title: Senior Vice President and
                                                 Chief Financial Officer

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